Pledge of Shares Agreement

This Pledge of Shares Agreement (Hereinafter referred to as “the agreement”) is to be signed by the following parties in Harbin, People’s Republic of China (Hereinafter referred to as “China”) on March 30, 2016.

Party A: Harbin Donghui Technology Co., Ltd. (hereinafter referred to as “pledgee”) is a wholly foreign-owned company duly incorporated and validly existing under Chinese law. Its registered address is No.15 Ruyi Court, Kunlun Shopping Mall, No.26 Hengshan Road, Economic Development Area, Nangang District, Harbin;

Party B: All the people listed in attached table I (hereinafter referred to as “pledgors”); and

Party C: Harbin Dongxing Energy Saving Technical Service Co., Ltd., a limited liability company duly incorporated and validly existing under Chinese laws. Its registered address is No.183 Daxin Street, Daowai District, Harbin.

In this agreement, pledgee, pledgor and Party C are hereinafter referred to as “one party” respectively or “all parties” collectively.

Whereas:

1 At the date of this agreement being signed, pledgors totally hold 100% shares of Party C. As for share structure of each pledgor at that date, please see attached table 1.

2 Party C is a limited liability company registered in China. Party C is intended to confirm rights and obligations of pledgee and pledgors, and provides necessary assistance of registering such pledge.

3 Pledgee is a wholly foreign-owned company registered in China. Pledgee and pledgors who jointly own Party C sign Exclusive Business Cooperation Agreement (whose definitions are as follows) in Harbin; pledgee, pledgors and Party C sign Exclusive Purchase Right Agreement (whose definitions are as follows); pledgors sign Letter of Authorization to authorize pledgor (whose definitions are as follows).

4 In order to assure that Party C and pledgors fulfill the obligations under the Exclusive Business Cooperation Agreement, Exclusive Purchase Right Agreement and Letter of Authorization, pledgors carry out all their shares in Party C as a pledge guarantee for pledgee to fulfill obligations under such agreements.

In order to execute terms of transaction files, all parties are agreed to sign this agreement according to the following terms:

1 Definitions

Unless otherwise stipulated, the meaning of the following terms are:

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1.1 Pledge right refers to security interest which pledgors give to pledgee under term 2 hereof, that is, priority for compensation pledgee enjoys and gains from the depreciation, auction and disposal of pledge shares which is pledged from pledgors to pledgee.

1.2 Pledge shares refer to the total shares’ equity pledgors hold or will hold in Party C.

1.3 Pledge duration refers to the period designated in term 3 hereof.

1.4 Transaction files refer to Exclusive Business Cooperation Agreement (“Exclusive Business Cooperation Agreement”) signed between Party C and pledgee in Harbin on March 30, 2016; Exclusive Purchase Right Agreement (“Exclusive Purchase Right Agreement”) signed among pledgors, Party C and pledgee on March 30, 2016; Letter of Authorization (“Letter of Authorization”) signed by pledgors on March 30, 2016, and any amendment, revision and/or restatement of the above-mentioned files.

1.5 Agreement obligations refer to all the obligations pledgors have to take under Exclusive Purchase Right Agreement, Letter of Authorization and this agreement, and all the obligations Party C has to take under Exclusive Business Cooperation Agreement, Exclusive Purchase Right Agreement and this agreement.

1.6 Pledge liabilities refers to all the losses, direct or indirect, derivative loss and loss of expected profit pledgee bears out of breach of pledgors and/or Party C. The basis of such losses includes but is not limited to reasonable business plan and expected profit of pledgors, payable service fee by Party C under Exclusive Business Cooperation Agreement of Party C, and other fees incurred when pledgee enforces pledgors and/or Party C to execute obligations hereof.

1.7 Event of breach refers to any conditions described in term 7 hereof.

1.8 Notice of breach refers to notice, declaring the event of breach, issued by pledgee under the agreement.

2 Pledge Right

2.1 Pledgors hereby agree to pledge such shares legally owned and entitled to dispose by pledgors pursuant to the agreement as guarantee to fulfill obligations and pay pledge liabilities. Party C hereby agrees that pledgors pledge such shares to pledgee according to provisions hereof.

2.2 Pledge subject and specific shares’ amount: pledge subject is the following total shares’ equity of Party C held by each pledgors:

CHENG Zhao holds 97.5% shares of Party C which is 9,750,000 yuan of the registered capital, and pledges all of them;

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SU Dianli holds 2.5% shares of Party C which is 250,000 yuan of the registered capital, and pledges all of them;

2.3 The pledge effectiveness hereof will not be influenced by any modification or change of transaction files, and the pledge effectiveness hereof will be valid to obligations of pledgors and Party C under the transaction files after the modification. If any transaction file becomes invalid, canceled or relieved out of any reason, pledgee has right to execute pledge right immediately pursuant to term 8 hereof.

2.4 In the period of pledge, pledgee is entitled to acquire dividend or interests on pledge shares. In the condition of prior written consent, pledgors can obtain dividend or interests on pledge shares. After deducted personal income tax, according to requirements of pledgee, the dividend or interests on pledge shares by pledgors should be: (1) saved in designated account under supervision of pledgee and used to complete obligations hereof and pay pledge liabilities first; or (2) bestowed to persons designated by pledgee or pledgors without any conditions on the premise of not breaking Chinese laws.

2.5 Under the condition of prior written consent from pledgee, pledgors can increase capital to Party C. The amount of contribution in registered capital because of pledgors increasing capital belongs to pledge shares.

2.6 If Party C needs to dissolve or clear accounts pursuant to compulsive provisions of Chinese laws. As pledgee requires, any profit pledgors obtain from Party under the law after the dissolution or clearing of it should be (1) saved in a designated account of pledgee under its supervision and used to complete obligations hereof and pay liabilities of pledge first; or (2) bestowed to persons designated by pledgee or pledgors without any conditions on the premise of not breaking Chinese laws.

3 Pledge Duration

3.1 The pledge right will take effect as of the day when pledge shares hereof are registered in business administration department, and its valid period will end until all obligations hereof are fulfilled and all pledge liabilities are paid. Pledgors and Party C should (1) register the pledge right hereof in shareholders’ list of Party C within 3 days after the agreement is signed, and (2) apply for registration of pledge right hereof in business administration department within 30 days after the agreement is signed. All parties agree jointly that all parties and other shareholders of Party C should deliver this agreement or a pledge of share agreement which is signed according to requirements of local business administration department and accurately reflects pledge information of the agreement (hereinafter referred to as “business registration pledge agreement”) to local business administration department in order to handle business registration procedures of pledge shares. The unengaged items in business registration pledge agreement are subject to the provisions hereof. Pledgors and Party

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C should abide by Chinese laws, regulations and related requirements of business administration, deliver all necessary files, handle all necessary procedures and make sure the pledge right will soon get registered after submitting application.

3.2 In the period of pledge, if pledgors and/or Party C fail to fulfill the obligations hereof or pay pledge liabilities, pledgee has rights but not duty to execute pledge right pursuant to the agreement.

4 The Safekeeping of Pledge Proof

4.1 In the period of pledge stipulated in the agreement, pledgors should deliver Party C’s equity contribution proof and shareholders’ list which records pledge right to pledgee for safekeeping. Pledgee shall keep these files in all pledge period stipulated hereof.

5 Statement and Guarantee of Pledgors and Party C

As of the signing date, pledgors and Party C hereby jointly and partially state and warrant:

5.1 Pledgors are the only legal owner of pledge shares.

5.2 Pledgee is entitled to dispose and transfer pledge shares in the way stipulated hereof.

5.3 Except for the pledge right hereof, pledgors don’t set up any other pledge right or security interest upon pledge shares.

5.4 Pledgors and Party C have already gained approval and permission (if needed) from government entities and the third party to sign, deliver and fulfill the agreement.

5.5 The signing, delivery and fulfillment of the agreement will not: (1) result in violation of any related law of China; (2) conflict with organization articles of Party C and files of other entities; (3) result in violation of any agreement or file to which it is a party or by which it is bound, or lead to breach of any agreement or file to which it is a party or by which it is bound; (4) result in violation of any conferment and continuously effective condition of permission and approval granted to any party; or (5) result in termination, cancel or attachment of conditions of permission and approval granted to any party.

6 Commitment of Pledgors and Party C

6.1 In the valid period of the agreement, pledgors and party C jointly and partially promise pledgee:

6.1.1 Without prior written consent of pledgee, except for the fulfillment of transaction files, pledgors shouldn’t transfer pledge shares or any part of them, set up or allow any guarantee or liability upon pledge shares;

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6.1.2 Pledgors and Party C abide by and execute all laws and regulations related to pledge. When receiving any notice, decree or suggestion from authorities concerned, they have to show the above-mentioned notice, decree or suggestion to pledgee within 5 days, meanwhile, follow the above-mentioned notice, decree or suggestion, or put forward opposed suggestions and statements according to reasonable requirements of pledgee or agreed by pledgee;

6.1.3 Pledgors and Party C shall inform pledgee of any event and notice received which may result in influence on pledge shares or any part of them, and any event or notice received which may change any warrant or obligation of pledgors hereof, or influence pledgee in fulfilling this agreement.

6.1.4 Party C shall complete register procedures to extend its operation period within 3 months before the expiration of its operation period.

6.2 Pledgors agree that the pledge right enjoyed by pledgee pursuant to the terms hereof shouldn’t be harmed or disturbed by pledgors, their heirs, their agents or any other person via legal procedures.

6.3 Pledgors promise pledgee that to protect or perfect the guarantee for obligations and guarantee liability hereof, pledgors will honestly sign and prompt others who have a stake in the pledge right to sign all certificates and contracts and/or fulfill or prompt others who have a stake in the pledge right to fulfill the actions required by pledgee, provide advantages to the execution of pledge right and authorization entitled to pledgee, sign all files related to pledge of shares’ equity with pledgee or its designated person (natural/legal person) and provide pledgee with notices, orders and decisions with respect to pledge right pledgee considers as necessity in reasonable period.

6.4 Pledgors promise pledgee that they will abide by and fulfill all warrants, promises, agreements, statements and conditions hereof. If pledgors fail to fulfill or don’t fulfill their warrants, promises, agreements, statements and conditions, pledgors should pay pledgee all the losses out of that.

7 Events of Breach

7.1 The following events can be considered as breach:

7.1.1 Breach of any obligation under transaction files and/or the agreement made by Pledgors;

7.1.2 Breach of any obligation under transaction files and/or the agreement made by Party C.

7.2 If acknowledging or finding out that any event described at term 7.1 or events which may result in the above-mentioned events have happened, pledgors and Party C

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should immediately inform pledgee in written.

7.3 Unless events of breach under term 7.1 have been remedied within 20 days as pledgee requires after pledgee issues a notice of remedying this breach to pledgors and/or Party C, pledgee can issue a written notice for breach to pledgors in any following time and ask for executing pledge right under term 8.

8 The execution of Pledge Right

8.1 When executing pledge right, pledgee should issue a written notice for breach to pledgors.

8.2 Being limited to the provision of term 7.3, pledgee is entitled to execute disposal right of pledge at any time after issuing such notice pursuant to term 8.1. When pledgee decides to execute disposal right of pledge, pledgors will no longer have any rights or benefits related to pledge shares.

8.3 After issuing a notice for breach according to term 8.1, pledgee has right to execute right of remedies, including but not limited to prior compensation via the depreciation, auction and disposal of pledge shares pursuant to Chinese laws, transaction files and the terms hereof. Pledgee doesn’t take responsibility of any loss created by executing such rights and power.

8.4 The fund which pledgee gains via executing pledge right should be firstly used to cover taxation payable for disposing pledge shares obligations which should be fulfilled to pledgee, and guarantee liabilities. If there is spare money left after deducting such fund, pledgee shall deliver that spare money to pledgors or other persons who are entitled to obtain that money pursuant to related laws and regulations, or place in escrow to local notary office while any fee incurred should be covered by pledgors; under the approval of Chinese law, pledgors should grant pledgee or its designated person without any condition according to the above-mentioned fund.

8.5 Pledgee is entitled to choose and enjoy any remedies for breath simultaneously or in sequence. Before executing its priority for compensation from the money gained through depreciation, auction and disposal of pledge shares, pledgee needn’t execute other remedy for breach.

8.6 Pledgee is entitled to designate other lawyers or agents to execute pledge right on its behalf in written, while pledgors or Party C can’t raise an objection.

8.7 When pledgee handles pledge right pursuant to the agreement, pledgors and Party C shall provide necessary assistance in order to realize the pledge right of pledgee.

9 Obligation for Breach of the Agreement

9.1 If pledgors or Party C substantially breaks any term of this agreement, pledgee is

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entitled to terminate the agreement and/or claims compensation for damages; term 9 shouldn’t get in the way of any other rights of pledgee under this agreement.

9.2 Unless otherwise stipulated by law, pledgors or Party C has no rights to terminate or rescind this agreement.

10 Transfer

10.1 Unless gaining prior approval from pledgee, pledgors and Party C have no right to grant or transfer obligations under terms hereof.

10.2 The agreement has binding force to pledgors, their successors and their designated assignees, and has effect to any successor or assignee of pledgee.

10.3 Pledgee can deliver all or any right and obligation under transaction files and the agreement to designated person at any time. Under such circumstance, assignee shall enjoy and undertake rights and obligations of pledgee under transaction files and the agreement same as the original party.

10.4 After the transfer results in the change of pledgee, as pledgee requires, pledgors and/or Party C should sign a new Pledge of Shares Agreement with new pledgee. Such agreement whose content is in accordance with this one should be registered in related business administration.

10.5 Pledgors and Party C should strictly abide by the provisions hereof and other related agreements respectively or jointly signed by all parties, including transaction files, fulfill obligations under such agreements, and do not take actions or negative actions enough to influence the effectiveness and enforceability of such agreements. Unless required by written notice from pledgee, pledgors shouldn’t execute its rights left to pledge shares.

11 Termination

11.1 After pledgors and Party C fully and completely fulfill all obligations hereof and pay all liabilities, pledgee should follow requirements of pledgors, release the pledge of pledge shares hereof within reasonable period, and assist pledgors in canceling the register for pledge shares in shareholders’ list of Party C and handling pledge cancel register in related business administration.

11.2 The provisions under term 9, 13, 14 and 11.2 hereof still are effective after the termination of the agreement.

12 Service Fee and Other Fees

All fees and actual expenses related to the agreement including but not limited to law fee, cost of production, stamp duty and other taxation and fees should be covered by Party C.

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13 Non-disclosure Obligation

All parties admit and confirm that any oral or written exchange information concerning this agreement and the content of the agreement for preparing or fulfilling the agreement should be considered as non-disclosure information. The following information is excepted: (a) any information which has been known or will be known by the public (isn’t disclosed without authorization by one of the parties who takes the non-disclosure information); (b) any information which needs to be disclosed pursuant to applicable laws and regulations, security exchange rules or orders from government departments or courts; or (c) the information concerning this agreement which needs to be disclosed to its shareholders, directors, employees, law or financial consultant who should take similar responsibility to keep it secret. If shareholders, directors, employees or hired agencies of any party let out the non-disclosure information, they have to take responsibility for breach of contract.

14 Applicable Law and Dispute Resolution

14.1 The formation, effect, explanation, fulfillment, amendment, termination and dispute resolution of this agreement should adopt Chinese law.

14.2 Any dispute created in the course of explanation and fulfillment of the agreement should be solved via friendly negotiation among all parties. If the dispute doesn’t get solved within 30 days after one party issues written notice for negotiation, each party can deliver it to Harbin Arbitration Office who will solve it via arbitration pursuant to its rules. The arbitration results are final and bound to all parties.

14.3 When any dispute is created in the course of explanation and fulfillment of the agreement, or any dispute is under arbitration, all parties of the agreement should continue to execute other rights under the agreement and fulfill other obligations under the agreement respectively, putting the dispute aside.

15 Notice

15.1 All notices and correspondences required or issued pursuant to the agreement should be delivered by specific personnel, mailed via registered letter, or processed by prepaid postage or business courier service or fax to the following address. Each notice should be delivered again via e-mail. The date of notice being delivered and considered as effectiveness should be confirmed as following ways:

15.2 If the notice is sent by specific personnel, carrier service, registered mail or prepaid postage, the delivery date should be considered as the day when it is received or rejected at the designated address.

15.3 If the notice is sent by fax, the delivery date should be considered as the day when it is successfully faxed (the automatically generated confirm information could be the testimonial).

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15.4 For the sake of being informed, the addresses of all parties are as follows:

Party A: Harbin Donghui Technology Co., Ltd.

Address: No.15 Ruyi Court, Kunlun Shopping Mall, No.26 Hengshan Road, Economic Development Area, Nangang District, Harbin

Receiver: WANG Ximing

Tel.: 13654523613

E-mail: 672635766@qq.com

Party B: See the attached table 1

Party C: Harbin Dongxing Energy Saving Technical Service Co., Ltd.

Address: No.183 Daxin Street, Daowai District, Harbin

Receiver: CHENG Zhao

Tel.: 13946000887

E-mail: litian-001@163.com

15.3 Each party can inform the other one of changing its address of receiving notices at any time according to this term.

16 Divisibility

If one or several stipulations of this agreement have been adjudged as invalid, illegal or unenforceable according to any law or regulation, other valid, legal or enforceable stipulations of the agreement shouldn’t be influenced or damaged by that in any aspect. All parties should conduct sincere negotiation in order to replace these invalid, illegal or unenforceable stipulations with effective ones to the most extent of both parties’ expectations and approval of law. And the economic effect created by those valid stipulations should be similar to the economic effect created by those invalid, illegal or unenforceable terms.

17 Attached File

The attached file listed hereof is an integral part of the agreement.

18 Taking Effect

18.1 The agreement takes effect as of the date of all parties officially signing it.

18.2 Any amendment, supplement or change of the agreement should be conducted in a written form, signed or sealed by all parties and registered in government (if needed) as required, and then it will take effect.

19 Language and Duplicates

This agreement is written in Chinese and in five copies. Each party, including pledgee, pledgors and Party C, holds one. The last copy left is for register.

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In witness whereof, the corporate parties hereto have caused this Pledge of Shares Agreement to be signed by their respective officers, hereunto duly authorized, and take immediate effect as of the date first-above written.

Party A: Harbin Donghui Technology Co., Ltd.(Seal)

Signature: /s/ WANG Ximing (Signature)

Name: WANG Ximing

Position: Legal Person

In witness whereof, the corporate parties hereto have caused this Pledge of Shares Agreement to be signed by their respective officers, hereunto duly authorized, and take immediate effect as of the date first-above written.

Party B: CHENG Zhao

Signature: /s/ CHENG Zhao (Signature)

In witness whereof, the corporate parties hereto have caused this Pledge of Shares Agreement to be signed by their respective officers, hereunto duly authorized, and take immediate effect as of the date first-above written.

Party B: SU Dianli

Signature: /s/ SU Dianli (Signature)

In witness whereof, the corporate parties hereto have caused this Pledge of Shares Agreement to be signed by their respective officers, hereunto duly authorized, and take immediate effect as of the date first-above written.

Party C: Harbin Dongxing Energy Saving Technical Service Co., Ltd. (Seal)

Signature: /s/ CHENG Zhao (Signature)

Name: CHENG Zhao

Position: Legal Person

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Attached Table 1

Shareholder’s Name	ID Card No./Register No.	Amount of Contribution	Shareholding Ratio	Residence	Contact Address
CHENG Zhao	230102197503121617	9,750,000	97.5%	Room 601, Unit 5, A107 Building, Zhengyi Huayuan Residential Area, Nangang Dist., Harbin	Room 601, Unit 5, A107 Building, Zhengyi Huayuan Residential Area, Nangang Dist., Harbin
SU Dianli	230106195604272517	250,000	2.5%	Room 501, Unit 1, No.32 Liaoyang Street, Nangang District, Harbin	Room 501, Unit 1, No.32 Liaoyang Street, Nangang District, Harbin
Total		10,000,000	100%

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